Exhibit 25.1

        FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

DJO Finance LLC
DJO Finance Corporation
(Exact name of obligor as specified in its charter)
(see attached pages for additional obligors)

Delaware (State or other jurisdiction of incorporation or organization)	20-5653965 20-5653825 (I.R.S. employer identification nos.)
1430 Decision Street Vista, California (Address of principal executive offices)	92081 (Zip code)

10 7/8% Senior Notes Due 2014 and Guarantees Thereof
(Title of the indenture securities)

Table of Additional Obligors—Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
DJO Opco Holdings, Inc	Delaware	33-0978270	1430 Decision Street Vista, California 92081 800-336-5690
DJO, LLC.	Delaware	52-2165554	1430 Decision Street Vista, California 92081 800-336-5690
ReAble Therapeutics LLC	Delaware	20-5653240	1430 Decision Street Vista, California 92081 800-336-5690
Encore Medical Partners, Inc	Nevada	20-0295933	9800 Metric Boulevard Austin, Texas 78758 800-336-5690
Encore Medical GP, Inc.	Nevada	74-3020852	9800 Metric Boulevard Austin, Texas 78758 800-336-5690
Encore Medical Asset Corporation	Nevada	74-3020851	701 North Green Valley Parkway Suite 209 Henderson, Nevada 89074 800-336-5690
Empi, Inc.	Minnesota	41-1310335	599 Cardigan Road St. Paul, Minnesota 55126 800-336-5690
Empi Corp.	Minnesota	41-1933682	599 Cardigan Road St. Paul, Minnesota 55126 800-336-5690
EmpiCare, Inc.	Kentucky	31-1538883	11802 Brinley Avenue Suite 102 Louisville, Kentucky 40243 800-336-5690
IOMED, LLC.	Utah	87-0441272	599 Cardigan Road St. Paul, Minnesota 55126 800-336-5690
Encore Medical, LP	Delaware	74-2863979	9800 Metric Boulevard Austin, Texas 78758 800-336-5690

Item 1. General information. Furnish the following information as to the Trustee:

        (a)   Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street New York, N.Y. 10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, N. Y. 10005

        (b)   Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Items 3-15. Not Applicable.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  2.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  3.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  4.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of April, 2008.

THE BANK OF NEW YORK
By:	/s/ BEATA HRYNIEWICKA Name: BEATA HRYNIEWICKA Title: ASSISTANT VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,211,000
Interest-bearing balances	24,114,000
Securities:
Held-to-maturity securities	1,776,000
Available-for-sale securities	25,801,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	7,888,000
Securities purchased under agreements to resell	168,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	34,419,000
LESS: Allowance for loan and lease losses	262,000
Loans and leases, net of unearned income and allowance	34,157,000
Trading Assets	4,576,000
Premises and fixed assets (including capitalized leases)	946,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	719,000
Not applicable
Intangible assets:
Goodwill	2,492,000
Other intangible assets	1,002,000
Other assets	8,819,000

Total assets	$115,672,000

LIABILITIES
Deposits:
In domestic offices	$31,109,000
Noninterest-bearing	18,814,000
Interest-bearing	12,295,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	54,411,000
Noninterest-bearing	3,890,000
Interest-bearing	50,521,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	893,000
Securities sold under agreements to repurchase	110,000
Trading liabilities	3,743,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,571,000
Not applicable
Not applicable
Subordinated notes and debentures	2,955,000
Other liabilities	9,751,000

Total liabilities	$106,543,000

Minority interest in consolidated subsidiaries	157,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,368,000
Retained earnings	5,918,000
Accumulated other comprehensive income	(449,000)
Other equity capital components	0
Total equity capital	8,972,000

Total liabilities, minority interest, and equity capital	$115,672,000

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors